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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statements of CEM Corporation on Form S-8 (File Numbers 33-11952, 33-25739, 33-53694, 33-75366, 33-75368, 33-80136 and 33-87676) of our reports dated July
22, 1998, on our audits of the consolidated financial statements and financial statement schedule of CEM Corporation as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Charlotte, North Carolina
September 24, 1998